SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)
                           INFORMATION REQUIRED IN
                               PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        AGREE REALTY CORPORATION
               (Name of registrant as specified in its charter)

                        AGREE REALTY CORPORATION
                  (Name of person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies: ______
        ______________________________________________________________________

    (2) Aggregate number of securities to which transaction applies: ________
        ______________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ______________________________________________________________________

    (4) Proposed maximum aggregate value of transaction: _____________________

        ______________________________________________________________________

    (5) Total fee paid:
        ______________________________________________________________________

[ ] Fee paid previsouly with preliminary materials:____________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid: _____________________________________________

     (2) Form, schedule or registration statement no.: _______________________

     (3) Filing party: _______________________________________________________

     (4) Date filed: _________________________________________________________

                                [ AGREE LOGO ]

                           AGREE REALTY CORPORATION
                          31850 Northwestern Highway
                          Farmington Hills, MI 48334

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                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be Held on May 11, 1998

-------------------------------------------------------------------------------

      NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of AGREE REALTY CORPORATION, a Maryland corporation, will be held at 10:00 a.m. local time, on May 11, 1998, at the Best Western Executive Hotel & Suites, 31525 West 12 Mile Road, Farmington Hills, Michigan for the following purposes:

      1. To elect two directors to serve until the annual meeting of stockholders in 2001, or until their successors are duly elected and qualified.

      2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      Stockholders of record at the close of business on March 23, 1998, will be entitled to notice of and to vote at the annual meeting or at any adjournment thereof.

      Stockholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU NOW PLAN TO ATTEND THE MEETING, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD FOR WHICH A POSTAGE PAID RETURN ENVELOPE IS PROVIDED. If you decide to attend the meeting, you may revoke your proxy and vote your shares in person. It is important that your shares be voted.

                                            By Order of the Board of Directors

                                           /s/ Kenenth R. Howe

                                            Kenneth R. Howe
                                            Vice President, Finance and
                                            Secretary

March 23, 1998
Farmington Hills, Michigan

                                [ AGREE LOGO ]


                           AGREE REALTY CORPORATION
                          31850 Northwestern Highway
                          Farmington Hills, MI 48334

-------------------------------------------------------------------------------

                               PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                                 May 11, 1998

-------------------------------------------------------------------------------

                                   GENERAL

      This proxy statement (the "Proxy Statement") is furnished by the Board of Directors of Agree Realty Corporation (the "Company") in connection with the solicitation by the Board of Directors of proxies to be voted at the annual meeting of stockholders to be held on May 11, 1998 (the "Annual Meeting"), at the Best Western Executive Hotel & Suites, 31525 West 12 Mile Road, Farmington Hills, Michigan, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying notice of such meeting. All stockholders of record at the close of business on March 23, 1998, will be entitled to vote.

      Any proxy, if received in time, properly signed and not revoked, will be voted at the Annual Meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted for the Proposal set forth in the Proxy Statement. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (i) by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, (ii) by preparation at the Annual Meeting of a subsequent proxy executed by the person executing the prior proxy, or (iii) by attendance at the Annual Meeting and voting in person.

      Votes cast in person or by proxy at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting, and the inspectors, assisted by the Company's Secretary, will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders. If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter.

      Solicitation of proxies will be primarily by mail. However, directors and officers of the Company also may solicit proxies by telephone or telegram or in person. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by the Company. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at the expense of the Company, to the beneficial owners of shares held of record by such persons. It is anticipated that this Proxy Statement and the enclosed proxy card first will be mailed to stockholders on or about March 27, 1998.

      As of March 13, 1998, 4,348,013 shares of Common Stock of the Company, $.0001 par value per share ("Common Stock") were outstanding. Each share of Common Stock entitles the holder thereof to one vote on each of the matters to be voted upon at the annual meeting. As of the record date, executive officers and Directors of the Company had the power to vote approximately 4.16% of the outstanding shares of Common Stock. The Company's executive officers and Directors have advised the Company that they intend to vote their shares of Common Stock in favor of the Proposal set forth in the Proxy Statement.

                            ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

      The Board of Directors of the Company currently consists of six Directors. The Directors currently are divided into three classes, consisting of two members whose terms expire at this Annual Meeting, two members whose terms expire at the 1999 annual meeting of stockholders and two members whose terms expire at the 2000 annual meeting of stockholders. At the Annual Meeting, two Directors will be elected and qualified. Edward Rosenberg and Ellis Wachs are nominees for Directors, each to hold office for a term of three years until the annual meeting of stockholders to be held in 2001. The terms of Richard Agree and Michael Rotchford expire in 1999 and the terms of Gene Silverman and Farris Kalil expire in 2000. Directors are elected by a plurality of the votes cast at the Annual Meeting either in person or by proxy.

NOMINEES FOR ELECTION AS DIRECTOR

      THE FOLLOWING INDIVIDUALS ARE NOMINEES FOR ELECTION AS DIRECTOR AT THE ANNUAL MEETING:

      Edward Rosenberg, 78, has been a director of the Company since its organization in 1993. Pursuant to an employment agreement with the Company, Mr. Rosenberg served as Senior Vice President of the Company from April, 1994 through April, 1997. (the expiration of the employment term). Prior thereto, he worked on behalf of and as a general partner of the Company's predecessor entities for the past 23 years.

      Ellis G. Wachs, 68, has been a Director of the Company since 1993. Mr. Wachs is one of the four founders of Charming Shoppes, Inc. where, for a forty year period ending in 1991, he held various positions, including Executive Vice President, with various responsibilities including merchandise acquisition, real estate leasing and site location. Since 1991 he has served as a consultant to Charming Shoppes, Inc. and he currently is a real estate investor. He is a graduate of the University of Illinois and a board member of the Philadelphia Free Library. Mr. Wachs is a nominee for a three year term expiring in 2001.

OTHER DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

      Richard Agree, 54, has been President and Chairman of the Board of Directors since December 1993. Prior thereto, he worked as managing partner of the general partnerships which held the Company's properties prior to the formation of the Company and the initial public offering and was President of the predecessor company since 1971. Mr. Agree has managed and overseen the development of over 4,000,000 square feet of anchored shopping center space during the past 24 years.

      Michael Rotchford, 39, has been a Director of the Company since December 1993. He is a Managing Director of The Saratoga Group, an investment banking organization which specializes in tax and asset-based financing. Mr. Rotchford has been with The Saratoga Group since 1991. Prior to 1991, Mr. Rotchford was a Director in the investment banking division of Merrill Lynch & Co. where he managed the commercial mortgage placement group. Mr. Rotchford holds a bachelor's degree, with high honors, from the State University of New York at Albany. He is also a licensed real estate broker, a registered representative and a Securities Principal.

      Gene Silverman, 64, has been a director of the Company since April 1994, Mr. Silverman is currently a consultant to the entertainment industry. From July 1993 until his retirement in December 1995, Mr. Silverman served as the President and Chief Executive Officer of Polygram Video, USA, a division of Polygram N.V., a New York Stock Exchange listed company. Prior thereto, he was Senior Vice President of sales at Orion Home Video from 1987 through 1992. In 1979 Mr. Silverman founded the Detroit-based distribution company named Video Trend, Inc. In addition, he owned and operated Music Trend, Inc. and Merit Music Distribution, Inc. in Detroit.

      Farris G. Kalil, 59, has been a Director of the Company since December 1993. Mr. Kalil is Director of Business Development for the Commercial Lending Division of Michigan National Bank, a national banking institution. From May 1994 to November 1996, Mr. Kalil served as a Senior Vice President for Commercial Lending at First of America Bank -- Southeast Michigan, N.A. Prior thereto, Mr. Kalil served as a Senior Vice President of Michigan National Bank where he headed the Commercial Real Estate Division, Corporate Special Loans, Real Estate Asset Management/Real Estate Owned Group, and the Government Insured Multi-Family Department. He had been with Michigan National Corporation since 1960. Mr. Kalil received his B.S. from Wayne State University and continued his education at the Northwestern University School of Mortgage Banking.

      The Board of Directors met five times during fiscal year 1997. During the year ended December 31, 1997, each Director attended 75 percent or more of the aggregate of (i) the total number of the meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the board on which each such Director served.

COMPENSATION OF DIRECTORS

      Directors of the Company are currently paid an annual fee of $7,000. Directors traveling from outside the Farmington Hills, Michigan area are reimbursed for out-of-pocket expenses in connection with their attendance at meetings. For the year ended December 31, 1997, the Company paid total compensation of $33,250.00 to the Directors. No fees are paid to Directors who are employees of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors has three standing committees: The Executive Committee, the Audit Committee and the Executive Compensation Committee.

      The Executive Committee is composed of Messrs. Agree, Rosenberg, Rotchford and Wachs. The committee has the authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board of Directors, the execution of certain contracts and agreements, including those related to the borrowing of money by the Company, and generally to exercise all other powers of the Board of Directors except for those which require action by a majority of the independent Directors or the entire Board. The Executive Committee met once during 1997.

      The Audit Committee is composed of Messrs. Kalil and Wachs. It makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountant, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met twice during 1997.

      The Executive Compensation Committee is composed of Messrs. Kalil, Silverman and Wachs. It determines compensation for the Company's executive officers, in addition to administering the Company's stock option and other employee benefit plans. The Executive Compensation Committee met once during 1997.

                              EXECUTIVE OFFICERS

      The following sets forth certain information with respect to Mr. Howe and Mr. Schaefer, the only executive officers who are not Directors of the Company.

      Kenneth R. Howe, 49, has been Vice President, Finance of the Company since June 1994 and Secretary of the Company since November 1993. Prior to being appointed as Vice President, Finance, Mr. Howe served as Chief Financial Officer of the Company since November 1993. From 1989 to April 1994 he was Controller of Agree Development Company, a predecessor of the Company. From 1984 to 1989, he was a partner in Straka, Jarackas and Company, a public accounting firm with which he was employed since 1974. He is a graduate of Western Michigan University and a certified public accountant.

      Mr. Bruce J. Schaefer, 54, was named Vice President, Leasing of the Company on January 1, 1998. Prior to being appointed to this position, Mr. Schaefer had directed the Company's leasing activities since April 1994. From 1988 to April 1994 he coordinated all leasing activities for Agree Development Company.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's common stock ("10% Stockholders"), to file reports of beneficial ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Executive officers, directors and 10% Stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 which they file.

      To the best of the Company's knowledge, based upon copies of Forms furnished to it and written representations from executive officers, directors and 10% Stockholders, all applicable Section 16(a) reporting requirements were complied with during the year ended December 31, 1997.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The beneficial ownership of the Common Stock with respect to each director of the Company, each executive officer of the Company, each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, and all directors and executive officers of the Company as a group as of March 16, 1998 is set forth below.

                                                         Amount and
                                                          Nature of
              Name and Business Address                  Beneficial     Percent
               of Beneficial Owners(1)                  Ownership(2)   of Class
               ------------------------                 ------------   --------
Richard Agree .......................................      427,191        8.57%
Edward Rosenberg ....................................      308,967        6.20%
Michael Rotchford ...................................        1,000         *
Farris G. Kalil .....................................        6,000         *
Ellis G. Wachs ......................................        1,000         *
Gene Silverman ......................................       11,893         *
Kenneth R. Howe .....................................       16,750         *
Bruce J. Schaefer ...................................        7,100         *
                                                           -------      -------
All directors and executive officers as a group (8
  persons) ..........................................      779,901       15.64%
                                                           =======      =======

----------------
* Less than 1%

(1) The address of each person is c/o the Company at 31850 Northwestern Highway, Farmington Hills, MI 48334.

(2) Includes shares of Common Stock issuable upon conversion of limited partnership units in Agree Limited Partnership to Messrs. Agree and Rosenberg of 329,825 and 240,000, respectively, and shares of Common Stock subject to options exercisable within 60 days granted to Messrs. Agree, Rosenberg and Howe of 18,375, 6,125 and 4,900, respectively. Also includes 8,800, 11,250 and 6,650 shares of restricted stock held by Messrs. Agree, Howe and Schaefer, respectively.


                            EXECUTIVE COMPENSATION

ANNUAL COMPENSATION

      The Company pays compensation to its executive officers for their services in such capacity. The following Summary Compensation Table sets forth the annual and long-term compensation paid by the Company to each executive officer of the Company (the "Named Executive Officers") for, or with respect to, the fiscal periods ended December 31, 1997, 1996 and 1995.

                          SUMMARY COMPENSATION TABLE
                                                          Annual Compensation        Long-Term Compensation
                                                        ------------------------     ----------------------
                                                                                                Common Stock
                                                                                   Restricted    Underlying
                                                                                      Stock     Stock Option
             Name and Principal Position                Year    Salary     Bonus    Award($)    Awards (Shs)
             ---------------------------                ----    ------     -----   ----------   ------------
Richard Agree .......................................   1997   $100,000       --    $17,100 (2)(3)     --
  Chairman of the Board                                 1996   $100,000       --         --            --
    and President                                       1995   $100,000       --         --        18,375
Edward Rosenberg ....................................   1997   $ 25,962       --         --            --
  Director and Senior(1)                                1996   $ 75,000       --         --            --
    Vice President                                      1995   $ 75,000       --         --         6,125
Kenneth R. Howe .....................................   1997   $ 75,000   $5,769    $33,388 (2)(3)     --
  Vice President, Finance                               1996   $ 75,000   $4,327    $22,700 (2)        --
    and Secretary                                       1995   $ 75,000   $4,327    $19,500 (2)     4,900

----------------
(1) Amount paid during the period January 1, 1997 to April 22, 1997 based on an annual base salary of $75,000. Mr. Rosenberg's employment agreement with the Company expired on April 22, 1997.

(2) The dollar value (net of any consideration paid) of the award of restricted stock, calculated by multiplying the closing market price of the Company's Common Stock on the date of the award by the number of shares awarded. Messrs. Agree and Howe were awarded 4,800 and 2,750 shares of restricted stock on January 1, 1998; Messrs. Agree and Howe were awarded 4,000 and 2,500 shares on January 1, 1997 and Mr. Howe was awarded 1,000 shares on January 1, 1996, pursuant to the Company's 1994 Stock Incentive Plan (the "Stock Incentive Plan"). Such grants (i) vest in equal annual installments over a five-year period from the date of the grant and (ii) are entitled to dividends from the date of the grant.

(3) At December 31, 1997, Messrs. Agree and Howe owned 4,000 and 8,500 shares of restricted stock, respectively, the market value (as computed pursuant to footnote (2) above) of which was $85,500 and $166,939 respectively.


OPTION GRANTS

      During the year ended December 31, 1997, the Company did not grant any stock options to purchase shares of Common Stock.

OPTION EXERCISES IN 1997 AND YEAR-END VALUES TABLE

      The following table sets forth certain information with respect to unexercised stock options held by the Named Executive Officers at December 31, 1997. None of the Named Executive Officers exercised any stock options during the year ended December 31, 1997.

                                                                 Number of
                                                           Securities Underlying          Value of Unexercised
                                                            Unexercised Options           In-the-Money Options
                                                            at December 31, 1997        at December 31, 1997(1)
                                                        ---------------------------   -------------------------
             Name and Principal Position                Exercisable   Unexercisable   Exercisable   Unexercisable
             ---------------------------                -----------   -------------   -----------   -------------
Richard Agree .......................................      13,781         4,594         $ 25,409       $ 25,409
  Chairman of the Board and President
Edward Rosenberg ....................................       4,594         1,531         $  8,470       $  8,470
  Director
Kenneth R. Howe .....................................       3,675         1,225         $  6,776       $  6,776
  Vice President, Finance and Secretary

----------------
(1) Market value of underlying securities based on the average of the high and low sales price of the Company's Common Stock on December 31, 1997, minus the aggregate exercise price.

EMPLOYMENT AGREEMENT

      In connection with the Company's initial public offering, Messrs. Agree and Rosenberg entered into employment agreements with the Company providing for terms expiring on April 22, 1999 and on April 22, 1997, respectively, pursuant to which Messrs. Agree and Rosenberg are paid annual salaries of $100,000 and $75,000, respectively. Subject to certain terms and conditions, Messrs. Agree and Rosenberg have agreed that, during the term of their employment agreements, they will not compete with the Company's business, including real estate development. Messrs. Agree and Rosenberg are required to devote substantially all of their business time to the affairs of the Company while they are employees of the Company. Mr. Rosenberg's employment agreement expired on April 22, 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No person who served as a member of the Executive Compensation Committee during 1997 (i) was an officer or employee of the Company during such year, (ii) was formerly an officer of the Company or (iii) was a party to any material transaction with the Company except that Mr. Kalil is Director of Business Development for the Commercial Lending Division of Michigan National Bank. Michigan National Bank is one of the lending banks under the Company's $50,000,000 secured line of credit (the "Credit Facility"), is the lender of the Company's $5,000,000 line of credit (the "Line of Credit") and provides other on-going banking services to the Company and receives usual and customary banking fees for such services. As of December 31, 1997, $6,865,459 was outstanding under the Credit Facility and $1,775,557 was outstanding under the Line of Credit.

      No executive officer of the Company served as a member of the compensation or similar committee or board of directors of any other entity of which an executive officer served on the Executive Compensation Committee or the Board of Directors of the Company.

                        COMPENSATION COMMITTEE REPORT

     The Executive Compensation Committee is comprised of Messrs. Kalil, Silverman and Wachs. Members of the Executive Compensation Committee, all of whom must be independent directors of the Company, are selected each year by the full Board of Directors.

     The Executive Compensation Committee determines compensation for the Company's executive officers and administers any stock incentive or other compensation plans adopted by the Company, including the Stock Incentive Plan. The Executive Compensation Committee believes that the Company's compensation package must be structured in a manner that will help the Company attract and retain qualified executives and will align compensation of such executives with the interests of the stockholders. The compensation package currently consists of salary, bonus and long-term compensation in the form of stock options and restricted stock awards issued pursuant to the Stock Incentive Plan.

SALARY, BONUS AND OTHER ANNUAL COMPENSATION

     Salary and bonus amounts are determined by the Executive Compensation Committee using a subjective evaluation process. In making determinations of salary and bonus amounts, the Executive Compensation Committee considers the general performance of the Company, the officer's position, level and scope of responsibility, the officer's anticipated performance and contributions to the Company's achievement of its long-term goals. The base salaries for Richard Agree and Edward Rosenberg were established pursuant to employment agreements entered into between each of them and the Company.

STOCK INCENTIVE PLAN

     The Executive Compensation Committee is responsible for administering the Stock Incentive Plan, which includes determining the individuals to be granted stock options awards or restricted stock grants and defining the terms of such awards, including the number of shares, exercise price, vesting schedule and expiration date.

     The purpose of the Stock Incentive Plan is to provide compensation to persons whose services are considered essential to the Company. By linking this compensation to the market performance of the Company's Common Stock, the Company intends to provide additional incentive for officers and key employees to enhance the value and success of the Company and align the long-term interests of the officers and key employees with the interest of the Company.

     The Executive Compensation Committee uses a subjective evaluation process to determine whether an officer of key employee should receive a stock option grant or receive a restricted stock award and the number of shares to be granted or awarded to such officer or key employee. It has not set specific objective goals or standards that an officer or key employee must meet to receive a stock option or restricted stock award. The factors considered by the Executive Compensation Committee include the general performance of the Company, the position, level and scope of responsibility of the respective officer or key employee and the officer's or key employee's anticipated performance and contributions to the Company's achievement of its long-term goals.

     In January of 1996, the Executive Compensation Committee awarded Mr. Howe a 1,000 share restricted stock award, in January of 1997, the Committee awarded Messrs. Agree and Howe restricted stock awards of 4,000 shares and 2,500 shares, respectively, and in January 1998, the Committee awarded Messrs. Agree and Howe restricted stock awards of 4,800 shares and 2,750 shares, respectively. The Executive Compensation Committee did not grant any options to purchase shares of the Company's Common Stock in 1997.

     The foregoing report is given by the following members of the Executive Compensation Committee:

                                            Farris G. Kalil
                                            Gene Silverman
                                            Ellis G. Wachs

                              PERFORMANCE GRAPH

     Rules promulgated under the Exchange Act require the Company to present a graph comparing the cumulative total stockholder return on its Common Stock with the cumulative total stockholder return of (i) a broad equity market index, and (ii) a published industry index or peer group. Although the graph would normally be for a five-year period, the Common Stock has been publicly traded only since April 15, 1994, and as a result, the following graph commences as of April 14, 1994. The graph compares the cumulative total stockholder return of the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the SNL Shopping Center REIT Index ("SNL") and the S&P 500 Total Return ("S&P 500"). The graph assumes the investment of $100 on April 15, 1994.

                           Total Return Performance


                            [ PERFORMANCE GRAPH ]

                                                                  PERIOD ENDING
                              -------------------------------------------------------------------------------------
                              04/14/94   12/31/94   06/30/95   12/31/95   06/30/96   12/31/96   06/30/97   12/31/97
                              --------   --------   --------   --------   --------   --------   --------   --------
 Agree Realty Corp.            100.00      85.70      95.66      90.39     116.98     145.28     145.59     161.20
 S&P 500 Total Return          100.00     105.09     126.33     144.58     159.16     177.63     214.23     236.91
 SNL Shopping Center REITs     100.00     100.21     105.54     107.94     116.08     143.43     152.40     173.29

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

     The Company rents its executive offices, located at 31850 Northwestern Highway, Farmington Hills, Michigan from A & M Investment, a Michigan general partnership, the general partners of which are the daughters of Mr. Rosenberg and, in the case of one of the partners, the spouse of Mr. Agree, for annual rental payments of $60,000 ($10.00 per square foot) and a lease term ending April 30, 1999. Management believes that the lease terms are consistent with leases for similar properties in the area.

     The Company and Messrs. Agree and Rosenberg have entered into a management agreement (the "Management Agreement"), expiring on April 22, 1999, whereby the Company manages three properties for Messrs. Agree and Rosenberg that are not part of the Company's portfolio for a fee equal to 3.5% of the gross rental income of the three properties. During the year ended December 31, 1997, the Company received approximately $76,000 pursuant to the Management Agreement. In addition, pursuant to the management agreement, the Company has been granted a right of first refusal to purchase all or any one of the three properties on the same terms and conditions as any arm's-length, bona fide, written offer received from an unaffiliated third party. In the event that the Company decides to acquire the three properties, such acquisition will be contingent upon the receipt of a fairness opinion from Raymond James & Associates, Inc. and approved by a majority of the independent directors.

      Mr. Kalil, a director of the Company, is Director of Business Development for the Commercial Lending Division of Michigan National Bank. Michigan National Bank is one of the lending banks under the Company's $50,000,000 secured line of credit (the "Credit Facility"), is the lender of the Company's $5,000,000 line of credit (the "Line of Credit") and provides other on-going banking services to the Company and receives usual and customary banking fees for such services. As of December 31, 1997, $6,865,459 was outstanding under the Credit Facility and $1,775,557 was outstanding under the Line of Credit.

                             INDEPENDENT AUDITORS

      Upon recommendation of and approval by the Audit Committee, BDO Seidman, LLP has been selected to act as independent certified public accountants for the Company during the current year.

      A representative of BDO Seidman will be present at the Annual Meeting and will be provided with the opportunity to make a statement if such representative desires to do so. Such representative is also expected to be available to respond to appropriate questions.

                                OTHER MATTERS

      The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those stated above. If any other business should come before the Annual Meeting, the persons named in the enclosed proxy will vote thereon as they determine to be in the best interests of the Company.

                      PROPOSALS FOR NEXT ANNUAL MEETING

      It is presently contemplated that the 1999 annual meeting of stockholders will be held in mid-May 1999. Any stockholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy for the annual meeting of stockholders to be held in 1999 must be received at the Company's office at 31850 Northwestern Highway, Farmington Hills, MI 48334, no later than November 27, 1998.

                                ANNUAL REPORT

      A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1997 accompanies this Proxy Statement.

                                OTHER BUSINESS

      The Annual Meeting is being held for the purposes set forth in the Notice of Annual Meeting of Stockholders which accompanies this Proxy Statement. The Board is not presently aware of business to be transacted at the Annual Meeting other than as set forth in the Notice.

                                            By Order of the Board of Directors

                                            /s/ Kenneth R. Howe

                                            Kenneth R. Howe
                                            Vice President, Finance and
                                            Secretary

March 23, 1998
Farmington Hills, Michigan


1304-PS-98

                                 DETACH HERE

PROXY
AGREE REALTY CORPORATION
Proxy for Annual Meeting of Stockholders May 11, 1998

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Richard Agree and Kenneth R. Howe as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the Common Stock of Agree Realty Corporation held on record by the undersigned on March 23, 1998 at the Annual Meeting of Stockholders to be held on May 11, 1998, or any adjournment thereof.


The Board of Directors recommends a vote FOR all of the nominees for director.



              CONTINUED AND TO BE SIGNED ON THE  REVERSE SIDE

SEE REVERSE SIDE                                          SEE REVERSE SIDE


                                 DETACH HERE

Please mark
votes as in
this example.   /X/


     This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR each of the matters hereon.


    1. Electing two Directors:
       Nominees: Edward Rosenberg and Ellis Wachs

                     FOR                  WITHHELD
                    /   /                   /   /


       /  / ________________________________
            For both nominees except as noted above


    2. In their judgement, upon such other matters as may properly come before the meeting.


MARK HERE                       MARK HERE
FOR ADDRESS CHANGE              IF YOU PLAN TO
AND NOTE AT LEFT                ATTEND THE MEETING
/     /                         /     /


NOTE - PLEASE COMPLETE THIS PROXY AND MAIL TO US PROMPTLY.


Signature________________ Date____________Signature_____________Date __________

(Please sign exactly as your name or names appears hereon. Where shares are held jointly both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.)



FOLD AND DETACH HERE